Exhibit 10.1

CAPITAL AUTOMOTIVE GROUP
PHANTOM SHARE PURCHASE PROGRAM

Article 1. Introduction

     Capital Automotive REIT, a Maryland real estate investment trust (the “Company”), has established the Capital Automotive Group Amended 1998 Equity Incentive Plan (the “EIP”), which is hereby incorporated by reference. The EIP permits the award of Phantom Shares and other forms of incentive compensation to eligible employees. To further the objectives of the EIP, the Company hereby establishes, effective May 7, 1999, the Capital Automotive Group Phantom Share Purchase Program (the “Program”), as set forth in this document. The Program provides a mechanism for eligible employees to defer the receipt of a portion of their annual bonuses through mandatory and voluntary purchases of Phantom Shares authorized under the EIP. Unless otherwise expressly provided in this Program, terms used in this Program shall have the same meanings given to those terms under the EIP. If there is any conflict or inconsistency between the terms of the EIP and the Program, the terms of the EIP shall apply.

Article 2. Administration

     The Program shall be administered by the Compensation Committee. Except as limited by law and subject to the provisions herein, the Compensation Committee shall have full power and discretion to construe and interpret the Program and any agreement or instrument entered into under the Program, and establish, amend or waive rules and regulations for the Program’s administration. Further, the Compensation Committee shall make all other determinations which may be necessary or advisable for the administration of the Program. The Compensation Committee may delegate its authority to the extent permitted by law and consistent with the terms of the EIP. All determinations and decisions made by the Compensation Committee pursuant to the provisions of the Program shall be final, conclusive and binding on all persons, including the Company, its shareholders, the Board, employees and their estates and beneficiaries.

Article 3. Eligibility and Participation

     A common law employee of the Company who is an executive officer or other highly compensated employee designated by the Compensation Committee (“Eligible Employee”) shall be eligible to participate in the Program. Participation in the Program shall be limited to a select group of management or highly compensated employees of the Company. An Eligible Employee shall become a participant in the Program (“Participant”) on the date he files a Deferral Election Form with the Committee under Section 4.2.

Article 4. Automatic and Elective Deferrals

4.1 Deferral of Bonus Compensation

   (a) 20% of any annual bonus payable to an Eligible Employee who is an executive officer of the Company for services performed in each year commencing on or after January 1, 1999 shall be automatically deferred under the Program.

   (b) Subject to the terms and provisions of the Program, an Eligible Employee who is an executive officer of the Company may elect to defer the payment of up to an additional 30% of any annual bonus payable to him for services performed in any year commencing on or after January 1, 1999; an Eligible Employee who is not an executive officer of the Company may elect to defer the payment of up to 20% but not less than 5% of any such annual bonus.

The Compensation Committee may, upon prior notice to the Participants, change the percentages set forth in this Section 4.1 from time to time.

     4.2 Deferral Election Form. An Eligible Employee who elects a voluntary deferral of bonus compensation pursuant to Section 4.1(b) for a given year shall file with the Company, no later than December 15 of such year, a form (“Deferral Election Form”) that shall specify the amount of deferral for that year.

     4.3 Phantom Share Accounts. The Company shall establish an account (“Deferral Account”) for each Participant. A Participant’s Deferral Account shall be credited, as of the date the Executive Compensation Committee takes action to approve the annual bonuses for such year, with a number of Phantom Shares (rounded up to the next whole Share) equal to the bonus amount deferred under Section 4.1 divided by 80% of the Fair Market Value on that date.

     For purposes of the Program, “Fair Market Value” means the fair market value of a share of common stock of the Company determined as of a particular date as follows:

   (a) if the Shares trade on a national securities exchange, the closing sale price on that date;

   (b) if the Shares do not trade on any such exchange, the closing sale price that the National Association of Securities Dealers, Inc. Automated Quotation System (“Nasdaq”) reports for such date;

   (c) if no such closing sale price information is available, the average of the closing bid and asked prices that Nasdaq reports for such date;

   (d) if there are no such closing bid and asked prices, the average of the closing bid and asked prices as reported by any other commercial service for such date; or

   (e) for any date that is not a trading day, the Fair Market Value of a Share for such date shall be determined by using the closing sale price or the average of the closing bid and asked prices, as appropriate, for the immediately preceding trading day.

Article 5. Dividend Equivalents

     5.1 Payment of Dividend Equivalents. Subject to Section 5.2, each Participant whose Deferral Account is credited with Phantom Shares shall receive on the dividend payment date a payment in cash equal to the amount of dividends which would be payable to him if such Phantom Shares were Shares held by him on the dividend record date set by the Board. Unless and until the Phantom Shares are paid to the Participant in accordance with Article 6, the Participant shall be entitled to such dividend equivalents. Cash dividend equivalents paid hereunder are considered additional compensation and shall be subject to income tax in the year paid to the Participant.

     5.2 Deferral of Dividend Equivalents. A Participant may elect to defer payment of any dividend equivalents payable with respect to Phantom Shares credited to his Deferral Account with respect to bonus compensation deferred for any particular year. The Company expects that deferral of dividend equivalents under this Section 5.2 will defer any income tax until such amounts are paid to the Participant. An election under this Section 5.2 shall be filed with the Company on the Deferral Election Form no later than December 15 of the year in which the services were performed. The Participant’s Deferral Account shall be credited as of the date dividend equivalents otherwise would have been payable with a number of Phantom Shares (rounded up to the next whole Share) equal to the amount of such dividend equivalents divided by the Fair Market Value on that date.

Article 6. Timing and Form of Payment.

     6.1 Delivery Date. Subject to Section 6.3:

   (a) Phantom Shares credited to a Participant’s Deferral Account under Section 4.3 shall be paid to the Participant on the third anniversary of the date such Phantom Shares were credited to the Participant’s Phantom Share Account unless the Participant elects a later payment date under Section 6.1(b) or 6.1(c).

   (b) A Participant may elect to defer payment of the Phantom Shares credited to his Deferral Account under Section 4.3 to extend beyond the third anniversary of the date such Phantom Shares were credited to the Participant’s Phantom Share Account to either (i) a specified date not earlier than the third anniversary of the date such Phantom Shares were credited to his Deferral Account or (ii) the date the Participant terminates employment with the Company or the first January 15 following termination of employment. Such election shall be filed with the Company on the Deferral Election Form no later than December 15 of the year during which the services with respect to bonus compensation were performed.

   (c) A Participant may make a one-time election after the Participant’s initial Deferral Election to extend the deferred delivery date he elected under Section 6.1(a) or 6.1(b), provided that the Company receives such election at least one year and one day before the deferred delivery date elected under Section 6.1(a) or 6.1(b).

   (d) Any Phantom Shares credited to the Participant’s Deferral Account under Section 5.2 with respect to bonus compensation for a particular year shall be paid to the Participant on the date the Phantom Shares are paid in accordance with Section 6.1(a), 6.1(b) or 6.1(c).

     Notwithstanding anything herein to the contrary, the Compensation Committee may defer delivery of any Shares in payment of a Participant’s Deferral Account if the delivery of such Shares would constitute compensation to the Participant that is not deductible by the Company due to the application of Code Section 162(m); provided, that any such Shares deferred under this sentence shall in any event be delivered to the Participant on or before the January 15 of the first year in which the Participant is no longer a “covered employee” of the Company (within the meaning of Code Section 162(m)).

     6.2 Form of Payment. Except as otherwise provided in Section 6.3, Phantom Shares credited to a Participant’s Deferral Account shall be converted to Shares (or, if mutually agreed to by the Participant and the Company, cash) at the time of payment. Such Shares or cash shall be issued or paid as soon as administratively feasible following the Participant’s request or termination.

     6.3 Termination of Employment. If a Participant terminates employment with the Company voluntarily, involuntarily, by reason of death, disability, or for any other reason:

   (a) all Phantom Shares credited to his Deferral Account under Section 4.3 for three years or more prior to the Participant’s termination date, and all Phantom Shares credited to his Deferral Account under Section 5.2 with respect to such Phantom Shares, shall be paid as soon as practicable following his employment termination date; provided, that if the Participant elected a later delivery date under Section 6.1(b) or 6.1(c), the payment date shall be the date elected but in no event later than January 15 following his termination of employment; and

   (b) all Phantom Shares credited to his Deferral Account under Section 4.3 for less than three years prior to the Participant’s termination date shall be paid in cash as soon as practicable following his employment termination date in an amount equal to the lesser of (i) the amount of annual bonus compensation deferred or (ii) the number of such Phantom Shares multiplied by the Fair Market Value on the Participant’s termination date; and all dividend equivalent Phantom Shares credited to his Deferral Account under Section 5.2 shall be paid in cash in an amount equal to the number of such dividend equivalent Phantom Shares multiplied by the Fair Market Value on the Participant’s termination date.

Payment made to a Participant in accordance with the foregoing shall be in full satisfaction of all benefits owed to such Participant under the Program.

     6.4 Unforeseeable Emergency. If a Participant suffers an Unforeseeable Emergency, he may request the Compensation Committee to accelerate payment of all or any portion of his Deferral Account. “Unforeseeable Emergency” means an unanticipated emergency that is caused by an event beyond the control of the Participant and that would result in severe financial hardship to the Participant if early withdrawal were not permitted. Any early withdrawal approved by the Compensation Committee shall be limited to the amount necessary to meet the emergency.

     6.5 Change in Control. Notwithstanding anything in the Program or EIP to the contrary:

   (a) Upon a Change in Control, all Phantom Shares credited to a Participant’s Deferral Account on and after such Change in Control shall be deemed to have been credited for three years for purposes of Section 6.3; and

   (b) Payment of a Participant’s Deferral Account shall be made under the foregoing sections of this Article 6 without regard to any Change in Control (other than vesting in accordance with Section 6.5(a)).

Article 7. Beneficiary Designation

     Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any payment under the Plan is to be paid in case of the death of the Participant. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Compensation Committee and shall be delivered to the Compensation Committee during the Participant’s lifetime. If the Participant’s designated beneficiary predeceases the Participant or no beneficiary has been designated, the Participant’s beneficiary shall be deemed to be the Participant’s spouse or if none, the Participant’s estate.

Article 8. Amendment, Modification and Termination

     The Compensation Committee may, at any time and from time to time, alter, amend, modify or terminate the Program in whole or in part; provided that no termination, amendment or modification of the Program shall adversely affect in any material way any deferral previously made under the Program.

Article 9. Withholding

     9.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount (either in cash or Shares) sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Program.

     9.2 Share Withholding. With respect to withholding required upon the delivery of Shares or cash in payment of a Participant’s Deferral Account, or upon any other taxable event arising hereunder, the Company may satisfy the minimum withholding requirement for supplemental wages, in whole or in part, by withholding Shares having a Fair Market Value (determined on the date the Participant recognizes taxable income) equal to the withholding tax required to be collected on the transaction. The Participant may elect, subject to the approval of the Compensation Committee, to deliver the necessary funds to satisfy the withholding obligation to the Company, in which case there will be no reduction in the Shares otherwise distributable to the Participant.

Article 10. Successors

     All obligations of the Company under the Program or any Deferral Election Form shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase of all or substantially all of the business and/or assets of the Company, or a merger, consolidation, or otherwise.

Article 11. Miscellaneous

     11.1 Employment. Nothing in the Program shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, or confer upon any Participant any right to continue in the employ of the Company or to receive a bonus.

     11.2 Transferability. Phantom Shares credited to a Participant’s Deferral Account may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

     11.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     11.4 Severability. In the event any provision of the Program shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Program, and the Program shall be construed and enforced as if the illegal or invalid provision had not been included.

     11.5 Requirements of Law. The issuance of Shares under the Program shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     11.6 Securities Law Compliance. With respect to any individual who is, on the relevant date, an officer, director or ten percent beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), all as defined under Section 16 of the Exchange Act, transactions under the Program are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act, or any successor rule. To the extent any provision of the Program or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Compensation Committee.

     11.7 Unfunded Status of the Program. The Program is intended to constitute an “unfunded” plan for deferred compensation. With respect to any amounts credited to a Participant’s Deferral Account and not yet paid or delivered to the Participant, nothing contained herein shall give any rights that are greater than those of a general creditor of the Company. The Compensation Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan consistent with the foregoing.

     11.8 Governing Law. To the extent not preempted by federal law, the Program shall be construed in accordance with and governed by the laws of the State of Maryland.

FIRST AMENDMENT TO CAPITAL AUTOMOTIVE GROUP
PHANTOM SHARE PURCHASE PROGRAM

Article 6, Timing and Form of Payment; Section 6.3, Termination of Employment.

Section 6.3 (b) of the Capital Automotive Group Phantom Share Purchase Program is hereby deleted and the following substituted in lieu thereof:

“ (b) all Phantom Shares credited to his Deferral Account under Section 4.3 for less than three years prior to the Participant’s termination date shall be paid in cash as soon as practicable following his employment termination date in an amount equal to the lesser of (i) the amount of annual bonus compensation deferred, or (ii) the number of such Phantom Shares multiplied by the Fair Market Value on the Participant’s termination date; and all dividend equivalent Phantom Shares credited to his Deferral Account under Section 5.2 of the Program shall be converted to Shares (or, if mutually agreed to by the Participant and the Company, cash) and paid as soon as practicable following his employment termination date.”

The Secretary of Capital Automotive REIT hereby certifies that the foregoing First Amendment to the Capital Automotive Group Phantom Share Purchase Program has been adopted and approved by the Executive Compensation Committee of the Board of Trustees of Capital Automotive REIT on this 15th day of January 2003.

/s/ John M. Weaver

John M. Weaver, Secretary